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EXHIBIT 10.5

FALCON FINANCIAL, LLC

FOURTH AMENDMENT TO
REVOLVING WAREHOUSE FINANCING AGREEMENT

        This FOURTH AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this "Fourth Amendment") is dated as of October 29, 2001 and entered into by and among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V., and is made with reference to the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among the parties hereto (as amended, the "Warehouse Agreement"). Capitalized terms used herein without definition shall have the same meanings set forth in the Warehouse Agreement.

        WHEREAS, the parties hereto have entered into the First Amendment to Revolving Warehouse Financing Agreement as of March 25, 1998 (the "First Amendment"), which added new definitions to, and amended and restated existing definitions in, Article I of the Warehouse Agreement for the purpose of clarifying certain terms relating to the franchise loans eligible to be financed under the Warehouse Agreement;

        WHEREAS, the parties hereto have entered into the Second Amendment to Revolving Warehouse Financing Agreement as of October 2, 1998 (the "Second Amendment"), which amended the recitals, added new definitions to, and amended and restated existing definitions in, Article I of the Warehouse Agreement and amended certain other sections of the Warehouse Agreement to provide for the financing of mortgage loans under the Warehouse Agreement;

        WHEREAS, the parties hereto have entered into the Third Amendment to Revolving Warehouse Financing Agreement as of April 19, 1999 (the "Third Amendment"), which amended the Warehouse Agreement to reflect the increase in the working capital facility under the Senior Subordinated Loan Agreement and the existence of the Junior Subordinated Loan Agreement;

        WHEREAS, the parties to the Senior Subordinated Loan Agreement have entered into the Fourth Amendment to the Senior Subordinated Loan Agreement of even date herewith to provide for the availability of certain Bridge Loans (as defined therein) and certain other amendments to the Senior Subordinated Loan Agreement;

        WHEREAS, the parties hereto disclaim any intent to effect a novation or an extinguishment or discharge of any liability or obligation under the Warehouse Agreement arising prior to the date of this Fourth Amendment;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  Section 1. AMENDMENTS TO WAREHOUSE AGREEMENT.

1.1    Amendments to Existing Definitions.    Section 1.1 of the Warehouse Agreement is amended by amending and restating the following definitions in their entirety:

        "'Applicable Margin' means 3%."

        "'Facility Limit' means (i) during the period from and including October 15, 2001 through and including March 31, 2002, an amount equal to $166,000,000 and (ii) at all other times, $150,000,000."

        "'Momentum Loans' means the participation certificates in connection with the mortgage loan in the original principal amount of $14,290,000.00 to Momentum Lease Holdings, LLC.

        "'Reich Acquisition Loan' means the mortgage loan in the original principal amount of $4,000,000.00 to Reich Acquisition One, LP.

1.2    Amendment to Section 2.4(b).    Section 2.4(b) of the Warehouse Agreement is amended by adding the following clause at the end of the section:

  "; provided further that, as of the consummation of the first Securitization Transaction after the date of the Fourth Amendment and subject to SunAmerica's consent as provided for in Section 2.12(b), if Customer does not include any Receivable and its related Warehouse Assets in any Securitization Transaction for reasons other than the date of origination of such Receivable, then the Investment of Principal used to acquire such Receivable shall accrue Interest at its Applicable Rate plus 100 basis points from the consummation of the first Securitization Transaction following the origination of such Receivable; provided further that each Momentum Loan and the Reich Acquisition Loan shall accrue Interest at its Applicable Rate whether or not Customer includes such Momentum Loan or the Reich Acquisition Loan in any of the next three Securitization Transactions after the date of the Fourth Amendment unless any such Momentum Loan or the Reich Acquisition Loan is in default (as defined therein), in which case, such Momentum Loan or the Reich Acquisition Loan shall accrue Interest at its Applicable Rate plus 100 basis points from the date of such default."

1.3    Amendment to Section 2.11(e).    Section 2.11(e) of the Warehouse Agreement is amended by adding the following sentence at the end of the section: "Customer shall deliver to SunAmerica, no later than the Interest Payment Date, a servicing report in a format and containing such information that is reasonably satisfactory to SunAmerica and Customer. Such report shall be made available in both written and electronic format."

1.4    Amendment to Section 5.1(k).    Section 5.1(k) of the Warehouse Agreement is amended by deleting the reference to "$200,000" in clause (b) and replacing it with a reference to "$400,000".

1.5    Amendment to Section 7.1:    Section 7.1 of the Warehouse Agreement is amended by adding after clause (t) the following clause:

        "(u) the Aggregate Principal Outstanding exceeds $150,000,000 on or after April 1, 2002."

1.6    Amendment to Schedule 1.1(a).    Schedule 1.1(a) to the Warehouse Agreement (relating to Loan Origination Guidelines) is hereby amended and restated in its entirety as set forth on Exhibit A attached to this Fourth Amendment.

  Section 2. MISCELLANEOUS.

2.1    Reference to and effect on the Warehouse Agreement and other documents relating to the Warehouse Agreement.

        A.    On and after the date hereof, each reference in the Warehouse Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Warehouse Agreement, and each reference in any other document relating to the Warehouse Agreement to the "Warehouse Agreement", "thereunder", "thereof", or words of like import referring to the Warehouse Agreement shall mean and be a reference to the Warehouse Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

        B.    Except as specifically amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, the Warehouse Agreement and any other documents relating to the Warehouse Agreement shall remain in full force and effect and are hereby ratified and confirmed.

        C.    The execution, delivery and performance of the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment shall not, except as expressly provided therein and herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Warehouse Agreement or any other document relating to the Warehouse Agreement.

2.2    Execution in Counterparts.    This Fourth Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

2.3    Headings.    Section and subsection headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose or be given any substantive effect.

2.4    Further Assurances.    The parties to this Fourth Amendment agree to execute and deliver any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and perform the actions contemplated hereby.

2.5    Applicable Law.    THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective duly authorized officers as of the date first above written.

FALCON FINANCIAL, LLC

By:	/s/ DAVID A. KARP
	Name:	David A. Karp
	Title:	President

SUNAMERICA LIFE INSURANCE COMPANY

By:	/s/ THOMAS N. DANKLER
	Name:	Thomas N. Dankler
	Title:	Authorized Agent

LASALLE NATIONAL BANK

By:	/s/ KARON F. GREENE
	Name:	Karon F. Greene
	Title:	Assistant Treasurer

ABN AMRO BANK N.V.

By:	/s/ THERESE M. GREMLEY
	Name:	Therese M. Gremley
	Title:	Vice President

By:	/s/ S. SEAN CHEN
	Name:	S. Sean Chen
	Title:	Senior Vice President

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        ACKNOWLEDGED AND AGREED as of the date first above written pursuant to Section 2 of the Participation Agreement dated as of January 7, 1998 between SunAmerica Life Insurance Company and the undersigned.

GOLDMAN SACHS MORTGAGE COMPANY
By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner

By:	/s/ ROBERT CHRISTIE
	Name:	Robert Christie
	Title:	Vice President

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  EXHIBIT 10.5